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CASELLA WASTE SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

JCP INVESTMENT PARTNERSHIP, LP JCP SINGLE-ASSET PARTNERSHIP, LP JCP INVESTMENT PARTNERS, LP JCP INVESTMENT HOLDINGS, LLC JCP INVESTMENT MANAGEMENT, LLC JAMES C. PAPPAS BRETT W. FRAZIER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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JCP Investment Management, LLC, together with the other participants named herein (collectively, “JCP Investment Management”), has filed a definitive proxy statement with the Securities and Exchange Commission and an accompanying GOLD proxy card to be used to solicit votes for the election of JCP Investment Management’s slate of two highly-qualified director nominees to the Board of Directors of Casella Waste Systems, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2015 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On October 26, 2015, JCP Investment Management issued the following press release:

JCP RESPONDS TO ISS RECOMMENDATION REGARDING ELECTION OF DIRECTORS AT UPCOMING CASELLA ANNUAL MEETING

•	JCP believes the Casella Board needs a fresh, shareholder-focused perspective after years of significant value destruction under the leadership of the incumbent Board
•	JCP urges shareholders to follow Glass Lewis’ recommendation by voting on the GOLD proxy card TODAY to elect JCP’s highly qualified nominees Brett Frazier and James Pappas

HOUSTON, TX, October 26, 2015 - JCP Investment Management, LLC (together with its affiliates “JCP”), and the other participants in its solicitation, the collective beneficial owners of approximately 5.8% of the outstanding Class A shares of Casella Waste Systems, Inc. (“Casella” or the “Company”) (NASDAQ:CWST), today responded to Institutional Shareholder Services’ (“ISS”) recommendation regarding the election of director candidates to Casella’s Board of Directors (the “Board’) at  the Company’s upcoming Annual Meeting to be held on November 6, 2015 (the “Annual Meeting”).  JCP believes ISS has failed to recognize the sense of urgency at Casella and the need for immediate change to the Board.  JCP therefore strongly urges Casella stockholders to follow the recommendation of Glass, Lewis & Co., LLC (“Glass Lewis”), which recommended that Casella stockholders vote on the GOLD JCP proxy card to elect both of JCP’s highly-qualified director candidates, Brett W. Frazier and James C. Pappas, at the Annual Meeting.

James C. Pappas, the Managing Member of JCP, responded to ISS’ report saying, “The ISS report acknowledged many of the areas of concern JCP has raised. ISS recognized Casella’s long-term underperformance and poor corporate governance, and even as it credited JCP for recent changes by Casella, ISS acknowledged that challenges remain. However, it is unfortunate that ISS did not recognize the urgency of the need for change on the Board and the apparent inability of the current Board to act in the best interests of Casella stockholders.  As we have continuously reiterated, we believe a fresh, shareholder-focused perspective is immediately needed on the Board.  We therefore urge stockholders to follow Glass Lewis’ recommendation by voting the GOLD proxy card today in support of our highly qualified nominees.”

In its report, ISS identified significant concerns at Casella that JCP believes warrant the addition of its two highly-qualified candidates to the Board.  Specifically, ISS recognized that JCP “is correct in claiming that Casella has materially underperformed its industry peers over a period that even the most patient investor would deem too long” and that “[a]llegations that the board may have failed to respond quickly enough are also difficult to dispute.”  Further, ISS recognized the need for fresh perspective at the Company:

“It is worth noting that the company's reconstituted management team, including COO Johnson and CFO Coletta, appears to consist primarily of internal candidates who were promoted from within, as opposed to externally recruited executives. As such, it may be premature to proclaim that this ‘new’ team will solve all of the company's challenges or is even capable of overseeing a dramatic change in corporate culture – particularly given that there has been no change at the CEO level.”

Importantly, ISS assigned the Company a governance QuickScore of “9”, the second highest rating possible for a company with a poor corporate governance profile.  In recognizing the Company’s governance concerns, ISS stated:

“The board has not addressed numerous unfortunate provisions of the company's governance profile, including a classified board, a plurality vote standard, and supermajority vote requirements. Shareholders do not have the ability to call special meetings or to act by written consent. The company's dual class structure provides the Chairman/CEO and his brother voting power well in excess of their economic stake.”

JCP is also pleased that ISS supports its belief that the Company faces significant obstacles.  Specifically, ISS stated that “[s]everal challenges remain, as the dissidents have noted, and investors may understandably wish to see the durability of recent improvements demonstrated over a longer period before fully buying into the turnaround story.”

Notably, ISS credited JCP for helping the Company focus its efforts on the qualifications of its director nominees and recognized the qualifications of JCP nominee Brett W. Frazier, stating that Mr. Frazier “could arguably provide more meaningful input than certain members of the current board” and “seems to be a well-qualified candidate, and his industry experience and understanding of the company's challenges would appear to outweigh any concerns regarding his lack of public board experience.”

Although ISS highlighted significant concerns at Casella, JCP believes it has failed to recognize the need for immediate Board change at the Company.  JCP therefore urges Casella stockholders to follow Glass Lewis’ recommendation by voting on the GOLD JCP proxy card to elect both of JCP’s highly-qualified director candidates, Brett W. Frazier and James C. Pappas, at the Annual Meeting.

CASELLA SHAREHOLDERS, THE TIME FOR ACTION IS NOW. VOTE YOUR GOLD JCP PROXY CARD FOR BOTH OF THE JCP NOMINEES TODAY.

If you have any questions, or require assistance with your vote, please call InvestorCom, Inc., toll- free at (877) 972-0090 or direct at (203) 972-9300

About JCP Investment Management:

JCP Investment Management, LLC is an investment firm headquartered in Houston, TX that engages in value-based investing across the capital structure.  JCP follows an opportunistic approach to investing across different equity, credit and distressed securities largely in North America.

Investor Contact:

John Glenn Grau
InvestorCom, Inc.
(203) 972-9300 ext. 11